UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2016

SVB Financial Group
(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure.

On October 28, 2016, SVB Financial Group (the “Company”) announced the release of its company-run capital stress test results, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and the regulations implemented by the Federal Reserve Board (“Federal Reserve”) thereunder. The results are for both the Company and its principal banking subsidiary, Silicon Valley Bank (the “Bank”).

Pursuant to applicable requirements, the results are based on a scenario with hypothetical severely adverse macroeconomic assumptions prescribed by the Federal Reserve. The scenario is not a forecast of economic conditions and the results should not be viewed or relied upon as forecasts of actual financial results for the Company or the Bank.

A copy of the summary of results is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information contained in this report and in the exhibit hereto is intended to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description

99.1	Summary of Dodd-Frank Act Stress Test Results Under Supervisory Severely Adverse Scenario

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    October 28, 2016        SVB FINANCIAL GROUP

By: /s/ KAMRAN HUSAIN
Name: Kamran Husain
Title: Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1*	Summary of Dodd-Frank Act Stress Test Results Under Supervisory Severely Adverse Scenario

*	This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934.